Exhibit 99.1

Pharmasset, Inc. 303-A College Road East Princeton, NJ 08540 U.S.A. Phone: (609) 613-4100 Fax: (609) 613-4150 www.pharmasset.com Nasdaq: VRUS

Pharmasset Reports Fiscal Second Quarter 2011 Financial Results

PRINCETON, NJ – (April 25, 2011) – Pharmasset, Inc. (Nasdaq: VRUS), a clinical stage pharmaceutical company committed to discovering, developing, and commercializing novel drugs to treat viral infections, today reported financial results and operational highlights for the quarter ended March 31, 2011.

Financial Results

Revenues were $0.2 million during the quarter ended March 31, 2011 compared to $0.3 million for the quarter ended March 31, 2010 and include amortization of up-front and subsequent collaborative and license payments received from Roche.

Net cash used in operating activities during the three months ended March 31, 2011 was $16.8 million. Pharmasset held $208.3 million in cash and cash equivalents as of March 31, 2011.

Total operating expenses for the quarter ended March 31, 2011 were $20.8 million as compared to $15.7 million for the same period in 2010.

Pharmasset reported a net loss of $19.9 million, or $0.55 per share, for the quarter ended March 31, 2011, as compared to a net loss of $16.1 million, or $0.54 per share, for the quarter ended March 31, 2010.

Recent Operational Highlights:

•	Presented SVR12 data from its ongoing Phase 2b PROTON trial with PSI-7977 in HCV genotype 2/3 patients at the European Association for the Study of the Liver (EASL) conference in April 2011

•	Presented 12 week interim analysis of the genotype 1 arms of its PROTON trial genotype 1 arms at EASL

•	Presented 14 day data from PSI-7977/PSI-938 NUCLEAR study at the EASL conference in April 2011

•	Initiated the duration finding ATOMIC trial with PSI-7977

•	Roche initiated INFORM-SVR with mericitabine (RG7128) and ritonavir boosted danoprevir (RG7227) in the first quarter of 2011

•	Decided not to file an IND for PSI-661 in order to focus resources on PSI-7977 and PSI-938.

“Pharmasset had a very successful start to 2011, highlighted by the encouraging clinical data we presented at the EASL meeting in Berlin.” stated Schaefer Price, President and Chief Executive Officer. “Recent data from our peers have demonstrated that an all oral combination of DAAs can lead to SVR in patients, as long as the combination has potent antiviral activity, a good safety profile and a high barrier to resistance. The promising early results from the Nuclear study have shown that a combination of 7977 and 938 could potentially meet all these requirements and we now look forward to exploring the potential for SVR with this combination in the QUANTUM study, planned to start later this year. We are rapidly developing PSI-7977 and PSI-938 and anticipate conducting at least four clinical trials in the second half that should help guide the future development path(s) of our nucleotide analogs.”

Calendar Year 2011 Anticipated Milestones:

•	Bristol-Myers Squibb plans on initiating a combination trial with BMS-790052 and PSI-7977 in the first half 2011

•	Roche expects to initiate a Phase 2 study with RG7128 in HCV genotype 2/3 patients in the first half of 2011

•	Report SVR data from PROTON trial with PSI-7977 in genotype 1 patients in second half 2011

•	Complete enrollment of ELECTRON with PSI-7977 in second quarter 2011

•	Initiate QUANTUM trial with PSI-7977 and PSI-938 in third quarter 2011.

•	Roche expects to initiate a Phase 3 program with RG7128 in 2011 and file for marketing approval in 2013

About Pharmasset

Pharmasset is a clinical-stage pharmaceutical company committed to discovering, developing, and commercializing novel drugs to treat viral infections. Pharmasset’s primary focus is on the development of oral therapeutics for the treatment of hepatitis C virus (HCV). Our research and development efforts focus on nucleoside/tide analogs, a class of compounds which act as alternative substrates for the viral polymerase, thus inhibiting viral replication. We currently have three clinical-stage product candidates. PSI-7977, an unpartnered uracil nucleotide analog that is currently dosing in three Phase 2b studies in patients with HCV genotypes 1 through 6 and PSI-938, an unpartnered guanosine nucleotide analog which recently completed a 14-day monotherapy study and a 14-day combination study with PSI-7977. RG7128, a cytosine nucleoside analog for chronic HCV infection, is in two Phase 2b clinical studies in combination with Pegasys® plus Copegus® and one interferon free combination trial. These clinical studies are being conducted through a strategic collaboration with Roche.

Pegasys(R) and Copegus(R) are registered trademarks of Roche.

Contact

Richard E. T. Smith, Ph.D.

VP, Investor Relations and Corporate Communications

Office+1 (609) 865-0693

Forward-Looking Statements

Pharmasset “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are “forward-looking statements,” that involve risks, uncertainties, and other important factors, including, without limitation, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies involving our product candidates will not be repeated or observed in ongoing or future studies involving our product candidates, the risk that our collaboration with Roche will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of risks, uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission.

PHARMASSET, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2011	2010
Revenues	$247	$251

COSTS AND EXPENSES:
Research and development	16,995	12,028
General and administrative	3,773	3,647

Total costs and expenses	20,768	15,675

Operating loss	(20,521)	(15,424)

Investment income	1	1
Other income	—	—
Interest expense	(310)	(638)

Loss before income taxes	(20,830)	(16,061)
Provision (benefit) for income taxes	(973)	—

Net loss	$(19,857)	$(16,061)

Net loss per share: basic and diluted	$(0.55)	$(0.54)

Weighed average shares outstanding: basic and diluted	36,293,898	29,522,630

PHARMASSET, INC.

BALANCE SHEETS

(in thousands, except par value, share and per share amounts)

	As of March 31, 2011	As of September 30, 2010
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$208,317	$127,081
Amounts due from collaboration partner	—	6
Prepaid expenses and other current assets	856	718

Total current assets	209,173	127,805

EQUIPMENT AND LEASEHOLD IMPROVEMENTS:
Equipment	4,704	4,060
Leasehold improvements	1,837	1,837

	6,541	5,897
Less accumulated depreciation and amortization	(4,465)	(4,184)

Total equipment and leasehold improvements, net	2,076	1,713
Restricted cash	100	100
Other assets	140	143

Total	$211,489	$129,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$6,081	$8,705
Accounts payable	4,163	5,037
Accrued expenses	5,775	5,863
Deferred rent	26	25
Deferred revenue	985	985

Total current liabilities	17,030	20,615
Deferred rent	100	93
Deferred revenue	1,478	1,971
Long-term debt, net of discount of $57 and $150 as of March 31, 2011 and September 30, 2010, respectively	816	2,934

Total liabilities	19,424	25,613

Commitments and contingencies
STOCKHOLDERS' EQUITY:
Common stock, $0.001 par value, 100,000,000 shares authorized, 37,172,095 and 34,043,898 shares issued and outstanding at March 31, 2011 and September 30, 2010, respectively	37	34
Warrants to purchase 38,727 shares of common stock for $12.05 per share at March 31, 2011, and 127,248 shares of common stock for $12.05 per share at September 30, 2010	380	1,230
Additional paid-in capital	468,475	336,351
Accumulated deficit	(276,827)	(233,467)

Total stockholders’ equity	192,065	104,148

Total	$211,489	$129,761